Exhibit 10.1
WARRANT
TO PURCHASE COMMON UNITS
OF
ENSOURCE ENERGY INCOME FUND LP
     This Warrant to Purchase Common Units (this “Warrant”) is issued                                           , 2005 by Ensource Energy Income Fund LP, a Delaware limited partnership (the “Partnership”), to Ensource Energy LLC, a Delaware limited liability company (the “Holder”).
     1. Issuance of Warrant; Term. In consideration of the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000), the Partnership hereby grants to Holder, subject to the provisions hereinafter set forth, the right to purchase One Million (1,000,000) common units representing limited partner interests of the Partnership (the “Common Units”). The Common Units issuable upon exercise of this Warrant are hereinafter referred to as the “Units.” This Warrant shall be immediately exercisable on the date of issuance and shall expire on the tenth anniversary of the date hereof.
     2. Exercise Price. The exercise price per unit for which all or any of the Units may be purchased pursuant to the terms of this Warrant shall be equal to $38.00 (the “Exercise Price”), subject to adjustments as set forth in Section 5 below.
     3. Exercise.
          (a) This Warrant may be exercised by Holder, from time to time, in whole or in part, upon delivery of written notice of intent to the Partnership at the address of the Partnership set forth underneath its signature below or such other address as the Partnership shall designate in written notice to Holder, together with this Warrant and payment (in the manner described in Section 3(b) below) for the aggregate Exercise Price of the Units so purchased. Upon exercise of this Warrant as aforesaid, the Partnership shall as promptly as practicable either (i) execute and deliver to Holder a certificate or certificates for the total number of whole Units for which this Warrant is being exercised in such names and denominations as are requested by Holder or (ii) deliver the total number of whole Units for which this Warrant is being exercised by book-entry transfer through the Depository Trust Company to Holder in such names and denominations as are requested by Holder. If this Warrant shall be exercised with respect to less than all of the Units, Holder shall be entitled to receive a new Warrant covering the number of Units in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant.
          (b) Payment for the Units to be purchased upon exercise of this Warrant may be made at the election of the Holder by the delivery of a certified or cashier’s check payable to the Partnership for the aggregate Exercise Price of the Units to be purchased.
     4. Covenant. The Partnership covenants and agrees that all Units which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable.
     5. Certain Adjustments.

          5.1 Capital Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time there shall be a capital reorganization (other than a combination or subdivision of Common Units otherwise provided for herein), a unit exchange (subject to and duly approved by the Board of Directors of the general partner of the Partnership) or a merger or consolidation of the Partnership with or into another partnership, or the sale of the Partnership’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, unit exchange, merger, consolidation or sale, lawful provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price, the number of Units or other securities or property of the Partnership or the successor partnership resulting from such reorganization, unit exchange, merger, consolidation or sale, to which Holder would have been entitled under the provisions of the agreement in such reorganization, unit exchange, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, unit exchange, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Partnership’s general partner) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the reorganization, unit exchange, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of the Units) shall be applicable after that event, as near as reasonably may be, in relation to any Units or other property deliverable after that event upon exercise of this Warrant.
          5.2 Splits and Subdivisions. If the Partnership at any time or from time to time fixes a record date for the effectuation of a split or subdivision of the outstanding Units of Common Units or the determination of the holders of Common Units entitled to receive a dividend or other distribution payable in additional Units of Common Units or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Units of Common Units (hereinafter referred to as the “Common Units Equivalents”) without payment of any consideration by such holder for the additional Units of Common Units or Common Units Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall (i) in the case of a split or subdivision, be appropriately decreased and the number of the Units shall be appropriately increased in proportion to such increase of outstanding Units and (ii) in the case of a dividend or other distribution, the holder of the Warrant shall have the right to acquire without additional consideration, upon exercise of the Warrant, such property or cash as would have been distributed in respect of the Units of Common Units for which the Warrant was exercisable had such Units of Common Units been outstanding on the date of such distribution.
          5.3 Combination of Units. If the number of Units of Common Units outstanding at any time after the date hereof is decreased by a combination or reverse unit split of the outstanding Units of Common Units, then the Exercise Price shall be appropriately increased and the number of the Units shall be appropriately decreased in proportion to such decrease in outstanding Units.
          5.4 Adjustments for Other Distributions. In the event the Partnership shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Partnership or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5.2, upon exercise of this Warrant, Holder shall be entitled to a proportionate share of any such distribution as though Holder was the holder of the number of Units of Common Units of the Partnership into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Units of the Partnership entitled to receive such distribution.
          5.5 Certificate as to Adjustments. In the case of each adjustment or readjustment of the Exercise Price pursuant to this Section 5, the Partnership will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to Holder. The Partnership will, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a certificate setting forth:
               (a) Such adjustment and readjustments;
               (b) The Exercise Price at the time in effect; and
               (c) The number of Units and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.
          5.6 Notices of Record Date, etc. In the event of:
          (a) Any taking by the Partnership of a record of the holders of any class of securities of the Partnership for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any Units of any class or any other securities or property, or to receive any other right; or
          (b) Any capital reorganization of the Partnership, any reclassification or recapitalization of the Partnership or any transfer of all or substantially all of the assets of the Partnership to any other person or any consolidation, unit exchange or merger involving the Partnership; or
          (c) Any voluntary or involuntary dissolution, liquidation or winding up of the Partnership;
the Partnership will mail to Holder at least 20 days prior to the earliest of the foregoing dates, a notice specifying:
                         (i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; or
                         (ii) The date on which any such reorganization, reclassification, transfer, consolidation, unit exchange, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining unit holders entitled to vote thereon.

     6. Reservation of Common Units. The Partnership shall at all times reserve and keep available out of its authorized but unissued Units of Common Units, solely for the purpose of effecting the exercise of this Warrant, such number of its Units of Common Units as shall from time to time be sufficient to effect the exercise of this Warrant, and if at any time the number of authorized but unissued Units of Common Units shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Partnership will use commercially reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Units of Common Units to such number of Units as shall be sufficient for such purpose.
     7. Split-Up, Combination and Exchange. Subject to and limited by the provisions of Section 4(a) hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms and entitling the Holder to purchase a like aggregate number of Units. If the Holder desires to split up, combine or exchange this Warrant, the Holder shall make such request in writing delivered to the Partnership and shall surrender to the Partnership this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Partnership shall execute and deliver to the Holder a Warrant or Warrants, as the case may be, as so requested. The Partnership shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant that would entitle the Holder to purchase upon exercise a fraction of a unit of Common Units or a fractional Warrant. The Partnership may require such Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.
     8. Transfer Restrictions. This Warrant, and all rights hereunder, are not transferable, in whole or in part, to any Person (as defined below); provided, however, that this Warrant may be transferred, in whole or in part, to an “affiliate” (as hereinafter defined) of the Holder. In no event may this Warrant or the Units be transferred to a transferee that is not eligible to receive a transfer of Units of Common Units. As used herein, the term “affiliate” means any individual, partnership, joint venture, corporation, limited liability company, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity (each, a “Person”), directly or indirectly controlling, controlled by or under common control with the Holder. “Control” means possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person or the Holder, as applicable, whether through the ownership of voting securities, by contract or otherwise.
     9. Successors and Assigns. All of the covenants and provisions of this Warrant shall bind and inure to the benefit of the Partnership’s successors and assigns, and the heirs, legatees, devisees, executors, administrators, personal and legal representatives, and successors and permitted assigns of Holder.

     10. Governing Law; Submission to Jurisdiction and Venue. This Warrant shall be governed by and construed in accordance with the laws, and not the laws of conflicts, of the State of Delaware. The Holder hereby consents and agrees to submit (i) to the jurisdiction of the District Court of the State of Texas located in Harris County or of the United States District Court for the Southern District of Texas for any action or proceeding brought by the Partnership arising under this Warrant and (ii) to the venue of such action or proceeding in such courts.
[SIGNATURE PAGE FOLLOWS]

ENSOURCE ENERGY INCOME FUND LP

By: ENSOURCE ENERGY LLC,
its general partner

By:

Name: Scott. W. Smith
Title: President

Address:
7500 San Felipe, Suite 440
Houston, Texas 77063